UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 Dunwoody Place

Sandy Springs, GA 30350

(Address, including zip code, of principal executive offices)

(678) 435-9604

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instructions A.2)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $80.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02 Results of Operations and Financial Condition.

On May 12, 2026, Bitcoin Depot Inc. (the “Company”) filed a Notification of Late Filing on Form 12b-25 (“Form 12b-25”) with the Securities and Exchange Commission (the “SEC) to report that the Company is unable to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 within the prescribed time period due to the events described below. The Form 12b-25 included selected preliminary and unaudited financial results for the quarterly period ended March 31, 2026 and included the following information:

The Company requires additional time to prepare and review its financial statements in connection with an element of the material weakness disclosed in our Annual Report on Form 10-K as of December 31, 2025 concerning the reconciliation process for cash in transit. We have undertaken an extensive evaluation of the process with third-party experts and identified key improvements needed, but were unable to conclude the analysis and reconciliation by the filing deadline to fully support the reported balance as of March 31, 2026.

The Company is navigating an increasingly challenging regulatory environment. State and municipal regulations banning or restricting Bitcoin ATMs, capping fees and limiting transaction sizes, together with the Company’s voluntary adoption of increasingly enhanced Know-Your-Customer processes and other compliance measures across its network, intended to mitigate consumer fraud, have driven substantial year-over-year declines in revenue, in excess of the Company’s annual guidance, and resulting net income. In addition, the Company accrued over $20 million in legal judgments in the fourth quarter of 2025 and continues to allocate substantial resources to manage ongoing litigation matters. As a result of these factors, management has concluded that substantial doubt exists about the Company’s ability to continue as a going concern.

The Company, together with its financial and legal advisors, has been evaluating the Company’s cash position and revenue outlook. The Company is considering options to address its business and financial challenges, including restructuring or refinancing its debt, reducing or delaying the Company’s business activities and strategic initiatives, selling assets, corporate restructuring or other strategic transactions, and other measures. These measures may not be successful.

The events described above have diverted significant management time and internal resources from the Company’s normal processes for reviewing and completing its financial statements and related disclosures. Additionally, the complexities involved with drafting a complete and accurate set of financial statements and related disclosures in light of the events described above has significantly increased the time required to prepare and finalize the Form 10-Q beyond the time required during a normal review cycle.

Preliminary Financial Results for the Three Months Ended March 31, 2026

The Company has concluded that it is unable to timely file the Form 10-Q without unreasonable effort and expense for the reasons described in Part III of this Form 12b-25. The Company’s results of operations for the fiscal quarter ended March 31, 2026 differed significantly from its results of operations for the fiscal quarter ended March 31, 2025.

Revenue decreased by $80.7 million, or 49.2%, for the three months ended March 31, 2026 as compared to the three months ended March 31, 2025, primarily due to a decrease in transaction volume driven by a combination of regulatory impacts and enhanced compliance controls.

Total operating expenses increased by $4.9 million, or 32.3%, for the three months ended March 31, 2026 as compared to the three months ended March 31, 2025, primarily due to increased litigation costs.

Net loss was $9.5 million for the three months ended March 31, 2026, compared to net income of $12.2 million for the three months ended March 31, 2025, which represents a $21.7 million decrease.

Gross profit for the three months ended March 31, 2026 decreased 85.5% to $4.5 million from $31.2 million for the three months ended March 31, 2025.

Cash and cash equivalents were $44.0 million as of March 31, 2026, compared to $65.6 million as of December 31, 2025, which represents a $21.6 million decrease.

The material weaknesses which the Company described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 have not been remediated and continue to exist.

The foregoing financial results are preliminary, have not been reviewed or audited, and are subject to change in connection with the completion of the reporting process and preparation of the Company’s financial statements. Actual results could vary significantly from the foregoing.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements, including statements with respect to the Company’s expectations with respect to the Company’s financial position and outlook and the expected need to pursue strategic alternatives related thereto, and the results of operations for the three months ended March 31, 2026. Forward-looking statements generally relate to future events and can be identified by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “strive,” “budget,” “expect,” “intend,” “will,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “mission,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

Cancellation of Prior Retention Bonus Letters and Entry into New Retention Bonus Agreements

On May 6, 2026, the Company entered into retention bonus agreements (each, a “Retention Bonus Agreement”) with its Chief Financial Officer, David Gray, and its General Counsel and Corporate Secretary, Christopher Ryan (each, an “Officer”). Each Retention Bonus Agreement cancels and supersedes in its entirety the prior retention bonus letter previously entered into between the Company and the applicable Officer on March 30, 2026 (collectively, the “Original Retention Bonus Letters”).

The Retention Bonus Agreements provide for lump sum cash retention bonus payments of $600,000 and $550,000 to Mr. Gray and Mr. Ryan, respectively, payable no later than May 8, 2026. Once paid, each retention bonus will become non-forfeitable on the earliest of: (i) the closing of either a sale transaction(s) for all or substantially all of the Company’s assets or another transaction resulting in a Change in Control (as defined in the Bitcoin Depot Inc. 2023 Omnibus Incentive Plan) and (ii) nine months following the date of the Retention Bonus Agreement (such earlier date, the “Vesting Date”). The period from the date of the Retention Bonus Agreement through the date specified in clause (ii) is referred to as the “Retention Period.”

In the event an Officer’s employment is terminated before the Vesting Date by the Company (or an applicable subsidiary of the Company) for any reason other than Cause or due to the Officer’s death or Disability (a “Qualifying Termination”), the Officer will not be required to repay any portion of the retention bonus, subject to the execution and non-revocation of a release of claims in favor of the Company and its subsidiaries. If an Officer’s employment terminates before the Vesting Date for any reason other than a Qualifying Termination, the Officer must repay to the Company a pro-rata portion of the after-tax value of the retention bonus, equal to the number of remaining days in the Retention Period as of the date of termination divided by the total number of days in the Retention Period. Any amounts already paid under the Original Retention Bonus Letters prior to the date of the Retention Bonus Agreements have been earned by the Officers and are not subject to repayment pursuant to the Retention Bonus Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN DEPOT INC.

Date: May 12, 2026	By:	/s/ Christopher Ryan
Name: Christopher Ryan
Title: General Counsel and Corporate Secretary